NEUBERGER & BERMAN INCOME FUNDS
                                     SCHEDULE A

                                    INITIAL SERIES
                                    --------------

     Neuberger & Berman Government Money Fund
     Neuberger & Berman Cash Reserves
     Neuberger & Berman Ultra Short Bond Fund
     Neuberger & Berman Limited Maturity Bond Fund
     Neuberger & Berman Municipal Money Fund
     Neuberger & Berman Municipal Securities Trust


                                  ADDITIONAL SERIES
                                  -----------------

     Neuberger & Berman New York Insured Intermediate Fund


     DATED:  December 20, 1995